UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2011

Brooklyn Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-51208	20-2659598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

81 Court Street, Brooklyn, NY 11201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (718) 855-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A Special Meeting (the “Special Meeting”) of Brooklyn Federal Bancorp, Inc. (the “Company”) common shareholders was held on December 22, 2011.  There was one proposal presented before the shareholders at the Special Meeting, which required the affirmative vote of at least two-thirds of the issued and outstanding shares of Company common stock, and at least a majority of the issued and outstanding common shares not held by BFS Bancorp, MHC in order to be adopted.

The sole proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of August 16, 2011, as amended on November 15, 2011, by and among (i) Investors Bank, formerly Investors Savings Bank, Investors Bancorp, Inc., and Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, the Company, and BFS Bancorp, MHC, as discussed in the definitive proxy statement related to the Special Meeting, was approved by more than two-thirds of the Company’s outstanding common shares, per the results below.

Votes For	11,356,520
Votes Against	446,847
Abstain	26,996
Broker Non-Votes	--

More than a majority of the Company’s common shares held by holders, other than BFS, Bancorp, MHC, also approved the Merger Proposal, per the results below, which do not include the shares voted by BFS Bancorp, MHC.

Votes For	2,099,020
Votes Against	446,847
Abstain	26,996
Broker Non-Votes	--

Accordingly, the Merger Proposal was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooklyn Federal Bancorp, Inc.

Date: December 28, 2011	By:	/s/ Gregg J. Wagner
Gregg J. Wagner
President and Chief Executive Officer